Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT ANNOUNCES

THIRD QUARTER FISCAL 2017 OPERATING RESULTS

Uncasville, Connecticut, July 27, 2017 – Mohegan Gaming & Entertainment, or MGE, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its third fiscal quarter ended June 30, 2017.

“We were pleased with our third quarter results which continue to reflect strong underlying operating fundamentals, particularly in Connecticut where revenues and EBITDA growth continue to outpace the region,” said Mitchell Grossinger Etess, Chief Executive Officer of Mohegan Gaming & Entertainment. “During the quarter, the company continued to diversify its earnings base with the successful opening of ilani Casino Resort in Washington State. Additionally, construction of the Mohegan Sun Exposition and Convention Center commenced late last quarter and is on budget and on schedule to open next summer. Staying in Connecticut, work has started on our joint venture development in East Windsor which was recently signed into law by the Governor. Looking internationally, the company is well into the planning stage of its Korean joint venture, Project Inspire, where we anticipate breaking ground before the end of calendar 2017.”

Consolidated operating results for the third quarter ended June 30, 2017 (unaudited):

•	Net revenues of $350.2 million, an 8.3% increase over the third quarter of fiscal 2016

•	Gaming revenues of $294.0 million, a 6.2% increase over the third quarter of fiscal 2016

•	Gross slot revenues of $205.5 million, relatively flat compared to the third quarter of fiscal 2016

•	Table game revenues of $88.2 million, a 22.5% increase over the third quarter of fiscal 2016

•	Non-gaming revenues of $82.6 million, a 14.5% increase over the third quarter of fiscal 2016

•	Income from operations of $70.0 million, a 20.6% increase over the third quarter of fiscal 2016

•	Net income attributable to MGE of $43.8 million, a 68.1% increase over the third quarter of fiscal 2016

•	Adjusted EBITDA, a non-GAAP measure described below, of $89.3 million, a 16.5% increase over the third quarter of fiscal 2016

The growth in Adjusted EBITDA, income from operations and net income attributable to MGE compared to the third quarter of fiscal 2016 was principally driven by strong gaming and non-gaming results at Mohegan Sun. Net income attributable to MGE also reflects lower interest expense.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2017	2016	Variance	Variance
Adjusted EBITDA	$78,809	$65,648	$13,161	20.0%
Income from operations	$62,630	$50,520	$12,110	24.0%
Operating costs and expenses	$208,948	$193,603	$15,345	7.9%
Net revenues	$271,578	$244,123	$27,455	11.2%
Gaming revenues	$228,170	$206,707	$21,463	10.4%
Non-gaming revenues	$65,305	$57,404	$7,901	13.8%

The increases in Adjusted EBITDA and income from operations were driven by strong gaming and non-gaming results. The growth in gaming revenues reflected a significant year-over-year increase in table game revenues, combined with higher slot revenues. Table game revenues benefited from improved hold percentage and higher volumes. The growth in non-gaming revenues reflected strong overall business activity driven, in part, by the additional hotel room capacity added by our new 400-room Earth Hotel which opened on November 10, 2016. These results were partially offset by higher payroll costs. Adjusted EBITDA margin increased 210 basis points to 29.0% for the quarter ended June 30, 2017 from 26.9% in the third quarter of fiscal 2016.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2017	2016	Variance	Variance
Slots:
Handle	$1,868,130	$1,813,310	$54,820	3.0%
Gross revenues	$152,813	$147,929	$4,884	3.3%
Net revenues	$146,135	$142,009	$4,126	2.9%
Free promotional slot plays (1)	$15,710	$14,634	$1,076	7.4%
Weighted average number of machines (in units)	4,946	5,111	(165)	(3.2%)
Hold percentage (gross)	8.2%	8.2%	—	—
Win per unit per day (gross) (in dollars)	$340	$318	$22	6.9%
Table games:
Drop	$485,434	$458,731	$26,703	5.8%
Revenues	$78,967	$61,683	$17,284	28.0%
Weighted average number of games (in units)	275	273	2	0.7%
Hold percentage (2)	16.3%	13.4%	2.9%	21.6%
Win per unit per day (in dollars)	$3,155	$2,478	$677	27.3%
Poker:
Revenues	$2,114	$2,032	$82	4.0%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$553	$532	$21	3.9%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2017	2016	Variance	Variance
Food and beverage:
Revenues	$16,781	$15,906	$875	5.5%
Meals served	762	726	36	5.0%
Average price per meal served (in dollars)	$15.58	$15.62	$(0.04)	(0.3%)
Hotel (1):
Revenues	$15,601	$12,654	$2,947	23.3%
Rooms occupied	137	105	32	30.5%
Occupancy rate	96.5%	98.9%	(2.4%)	(2.4%)
Average daily room rate (in dollars)	$111	$113	$(2)	(1.8%)
Revenue per available room (in dollars)	$107	$112	$(5)	(4.5%)
Retail, entertainment and other:
Revenues	$32,923	$28,844	$4,079	14.1%
Arena events (in events)	32	35	(3)	(8.6%)
Arena tickets	200	186	14	7.5%
Average price per Arena ticket (in dollars)	$65.63	$58.49	$7.14	12.2%

(1)	The new 400-room Earth Hotel opened on November 10, 2016.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2017 (1)	2016	Variance	Variance
Adjusted EBITDA	$15,411	$14,076	$1,335	9.5%
Income from operations	$12,276	$11,172	$1,104	9.9%
Operating costs and expenses	$58,755	$65,278	$(6,523)	(10.0%)
Net revenues	$71,031	$76,450	$(5,419)	(7.1%)
Gaming revenues	$65,785	$70,100	$(4,315)	(6.2%)
Non-gaming revenues	$9,689	$11,817	$(2,128)	(18.0%)

(1)	Includes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

Adjusted EBITDA and income from operations increased despite the decline in net revenues due to our continued efforts to contain operating costs and expenses such as payroll costs and certain casino marketing and promotional expenses. The declines in gaming and non-gaming revenues were driven by lower overall business volumes. Adjusted EBITDA margin increased 330 basis points to 21.7% for the quarter ended June 30, 2017 from 18.4% in the third quarter of fiscal 2016.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2017	2016	Variance	Variance
Slots:
Handle	$667,264	$690,911	$(23,647)	(3.4%)
Gross revenues	$52,669	$55,878	$(3,209)	(5.7%)
Net revenues	$52,762	$55,814	$(3,052)	(5.5%)
Free promotional slot plays (1)	$13,140	$11,846	$1,294	10.9%
Weighted average number of machines (in units)	2,326	2,331	(5)	(0.2%)
Hold percentage (gross)	7.9%	8.1%	(0.2%)	(2.5%)
Win per unit per day (gross) (in dollars)	$249	$263	$(14)	(5.3%)
Table games:
Drop	$53,026	$53,741	$(715)	(1.3%)
Revenues	$9,274	$10,367	$(1,093)	(10.5%)
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	17.5%	19.3%	(1.8%)	(9.3%)
Win per unit per day (in dollars)	$1,396	$1,563	$(167)	(10.7%)
Poker:
Revenues	$737	$761	$(24)	(3.2%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$450	$464	$(14)	(3.0%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2017	2016	Variance	Variance
Food and beverage:
Revenues	$6,228	$7,702	$(1,474)	(19.1%)
Meals served	118	183	(65)	(35.5%)
Average price per meal served (in dollars)	$20.40	$19.14	$1.26	6.6%
Hotel:
Revenues	$1,295	$1,568	$(273)	(17.4%)
Rooms occupied	20	21	(1)	(4.8%)
Occupancy rate	92.9%	96.6%	(3.7%)	(3.8%)
Average daily room rate (in dollars)	$62	$69	$(7)	(10.1%)
Revenue per available room (in dollars)	$57	$67	$(10)	(14.9%)
Retail, entertainment and other:
Revenues	$2,166	$2,547	$(381)	(15.0%)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30,	June 30,		Percentage
	2017 (1)	2016	Variance	Variance
Adjusted EBITDA	$(4,902)	$(3,065)	$(1,837)	(59.9%)
Loss from operations	$(4,942)	$(3,695)	$(1,247)	(33.7%)
Operating costs and expenses	$12,548	$7,822	$4,726	60.4%
Net revenues	$7,606	$4,127	$3,479	84.3%

(1)	Excludes the operations of Downs Lodging, LLC, which was merged out of existence into Mohegan Sun Pocono.

Adjusted EBITDA and loss from operations for the quarter ended June 30, 2017 reflect increased development costs associated with our various diversification initiatives. These results were partially offset by higher net revenues driven by development and management fees earned in connection with our development and management arrangements with ilani Casino Resort which opened on April 24, 2017.

MGE Property Information

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016	2017	2016
Mohegan Sun	$271,578	$244,123	$62,630	$50,520	$78,809	$65,648
Mohegan Sun Pocono	71,031	76,450	12,276	11,172	15,411	14,076
Corporate	7,606	4,127	(4,942)	(3,695)	(4,902)	(3,065)
Inter-segment revenues	(60)	(1,273)	—	—	—	—

Total	$350,155	$323,427	$69,964	$57,997	$89,318	$76,659

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
	For the Nine Months Ended		For the Nine Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016	2017	2016
Mohegan Sun	$795,775	$755,392	$178,464	$171,251	$225,971	$218,581
Mohegan Sun Pocono	207,752	223,160	29,877	30,910	39,027	39,818
Corporate	14,624	13,669	(29,533)	(13,830)	(21,331)	(9,836)
Inter-segment revenues	(180)	(3,819)	—	—	—	—

Total	$1,017,971	$988,402	$178,808	$188,331	$243,667	$248,563

Other Information

Liquidity

As of June 30, 2017, MGE held cash and cash equivalents of $87.4 million compared to $83.7 million as of September 30, 2016. As of June 30, 2017, $13.0 million was drawn on MGE’s $170.0 million revolving credit facility, while no amounts were drawn on MGE’s $25.0 million line of credit. As of June 30, 2017, letters of credit issued under the revolving credit facility totaled $48.4 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, MGE had approximately $108.6 million of borrowing capacity under its revolving credit facility and line of credit as of June 30, 2017.

Interest Expense

Interest expense decreased by $6.2 million, or 18.4%, to $27.7 million for the quarter ended June 30, 2017 compared to $33.9 million in the third quarter of fiscal 2016. The reduction in interest expense was attributable to lower weighted average interest rate driven by MGE’s October 2016 refinancing and April 2017 repricing transactions. Weighted average interest rate was 6.4% for the quarter ended June 30, 2017 compared to 7.8% in the third quarter of fiscal 2016. Weighted average outstanding debt was $1.74 billion for each of the quarters ended June 30, 2017 and 2016.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Nine Months Ended	Remaining Forecasted	Forecasted
	June 30, 2017	Fiscal Year 2017 (1)	Fiscal Year 2017
Mohegan Sun:
Maintenance	$26.4	$8.6	$35.0
Development	0.6	0.3	0.9
Expansion - Mohegan Sun Exposition Center	11.9	7.3	19.2

Subtotal	38.9	16.2	55.1
Mohegan Sun Pocono:
Maintenance	5.1	2.2	7.3
Development	0.1	0.6	0.7

Subtotal	5.2	2.8	8.0
Corporate:
Maintenance	0.1	0.1	0.2
Development	—	0.7	0.7
Other - Project Inspire	14.6	—	14.6

Subtotal	14.7	0.8	15.5

Total	$58.8	$19.8	$78.6

(1)	Excludes forecasted capital expenditures for Project Inspire.

Distributions to the Mohegan Tribe

Distributions to the Mohegan Tribe totaled $15.0 million for the quarter ended June 30, 2017 compared to $13.3 million in the third quarter of fiscal 2016. Distributions to the Mohegan Tribe are anticipated to total $60.0 million for fiscal 2017.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its third quarter of fiscal 2017 operating results on Thursday, July 27, 2017 at 10:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 56760072

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, July 27, 2017. This replay will run through August 10, 2017.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 56760072

A transcript will be available on MGE’s website for a period of 90 days following the conference call.

About MGE

MGE owns and operates Mohegan Sun, a gaming and entertainment complex located on an approximately 196-acre site on the Mohegan Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., MGE also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 5 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space, the 1,200-room luxury Sky Hotel Tower and the 400-room Earth Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge.

MGE has expanded its offering to several new markets across the country and internationally, including the management of Resorts Casino Hotel in Atlantic City, New Jersey, the development and management of ilani Casino Resort in Washington State and the development and management of Project Inspire, a first-of-its-kind, multi-billion dollar integrated resort and casino project to be built at Incheon International Airport in South Korea.

More information about MGE and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Gaming	$293,955	$276,807	$872,766	$865,889
Food and beverage	23,009	23,608	67,796	66,808
Hotel	16,896	14,222	46,518	38,639
Retail, entertainment and other	42,675	34,286	106,648	89,031

Gross revenues	376,535	348,923	1,093,728	1,060,367
Less - Promotional allowances	(26,380)	(25,496)	(75,757)	(71,965)

Net revenues	350,155	323,427	1,017,971	988,402

Operating costs and expenses:
Gaming	165,072	164,302	494,654	495,060
Food and beverage	10,654	10,674	31,224	30,807
Hotel	7,686	4,229	20,860	11,731
Retail, entertainment and other	15,457	12,872	42,426	30,691
Advertising, general and administrative	49,760	47,649	150,349	148,871
Corporate	12,455	7,520	43,903	26,601
Depreciation and amortization	19,055	18,172	55,357	55,969
(Gain) loss on disposition of assets	(16)	12	(107)	341
Pre-opening	68	—	497	—

Total operating costs and expenses	280,191	265,430	839,163	800,071

Income from operations	69,964	57,997	178,808	188,331

Other income (expense):
Interest income	2,784	2,284	8,362	6,469
Interest expense	(27,690)	(33,949)	(86,319)	(102,294)
Loss on modification and early extinguishment of debt	(1,094)	(277)	(74,890)	(484)
Loss from unconsolidated affiliates	(288)	(494)	(3,133)	(1,338)
Other income (expense), net	—	(1)	3	(17)

Total other expense	(26,288)	(32,437)	(155,977)	(97,664)

Net income	43,676	25,560	22,831	90,667
(Income) loss attributable to non-controlling interests	104	478	797	(2,225)

Net income attributable to Mohegan Gaming & Entertainment	$43,780	$26,038	$23,628	$88,442

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Operating Results:
Gross revenues	$376,535	$348,923	$1,093,728	$1,060,367
Net revenues	$350,155	$323,427	$1,017,971	$988,402
Income from operations	$69,964	$57,997	$178,808	$188,331
Other Data:
Adjusted EBITDA	$89,318	$76,659	$243,667	$248,563
Capital expenditures	$29,467	$7,556	$58,792	$27,695
Cash interest paid	$35,581	$14,518	$77,801	$84,588
Distributions to the Tribe	$15,000	$13,250	$39,000	$34,450

			June 30,	September 30,
			2017	2016
Balance Sheet Data:
Cash and cash equivalents			$87,395	$83,743
Capital leases			$—	$1,521
Long-term debt, including current portion			$1,673,416	$1,685,167

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Operating results:
Gross revenues (in thousands)	$293,475	$264,111	$857,118	$810,994
Net revenues (in thousands)	$271,578	$244,123	$795,775	$755,392
Income from operations (in thousands)	$62,630	$50,520	$178,464	$171,251
Operating margin	23.1%	20.7%	22.4%	22.7%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$78,809	$65,648	$225,971	$218,581
Adjusted EBITDA margin	29.0%	26.9%	28.4%	28.9%
Capital expenditures (in thousands)	$19,048	$5,678	$38,891	$23,666
Weighted average number of units:
Slot machines	4,946	5,111	5,017	5,133
Table games	275	273	274	271
Poker tables	42	42	42	42
Win per unit per day:
Slot machines (gross)	$340	$318	$327	$312
Table games	$3,155	$2,478	$3,218	$3,061
Poker tables	$553	$532	$579	$618
Hold percentage:
Slot machines (gross)	8.2%	8.2%	8.2%	8.1%
Table games	16.3%	13.4%	16.4%	16.5%
Food and beverage statistics:
Meals served (in thousands)	762	726	2,185	2,008
Average price per meal served	$15.58	$15.62	$15.80	$16.13
Hotel statistics:
Rooms occupied (in thousands)	137	105	394	317
Occupancy rate	96.5%	98.9%	96.5%	98.6%
Average daily room rate	$111	$113	$105	$101
Revenue per available room	$107	$112	$101	$100
Entertainment statistics:
Arena events (in events)	32	35	92	85
Arena tickets (in thousands)	200	186	593	472
Average price per Arena ticket	$65.63	$58.49	$54.87	$49.68

MOHEGAN SUN POCONO
SUPPLEMENTAL DATA
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Operating results:
Gross revenues (in thousands)	$75,474	$81,917	$222,047	$239,437
Net revenues (in thousands)	$71,031	$76,450	$207,752	$223,160
Income from operations (in thousands)	$12,276	$11,172	$29,877	$30,910
Operating margin	17.3%	14.6%	14.4%	13.9%
Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$15,411	$14,076	$39,027	$39,818
Adjusted EBITDA margin	21.7%	18.4%	18.8%	17.8%
Capital expenditures (in thousands)	$2,287	$1,866	$5,162	$3,914
Weighted average number of units:
Slot machines	2,326	2,331	2,269	2,330
Table games	73	73	73	73
Poker tables	18	18	18	18
Win per unit per day:
Slot machines (gross)	$249	$263	$248	$260
Table games	$1,396	$1,563	$1,504	$1,565
Poker tables	$450	$464	$421	$473
Hold percentage:
Slot machines (gross)	7.9%	8.1%	8.0%	8.1%
Table games	17.5%	19.3%	19.7%	19.1%
Food and beverage statistics:
Meals served (in thousands)	118	183	383	499
Average price per meal served	$20.40	$19.14	$21.51	$19.60
Hotel statistics:
Rooms occupied (in thousands)	20	21	59	62
Occupancy rate	92.9%	96.6%	92.1%	96.1%
Average daily room rate	$62	$69	$60	$64
Revenue per available room	$57	$67	$56	$61

CORPORATE
SUPPLEMENTAL DATA
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Operating results:
Gross revenues (in thousands)	$7,646	$4,168	$14,743	$13,755
Net revenues (in thousands)	$7,606	$4,127	$14,624	$13,669
Income (loss) from operations (in thousands)	$(4,942)	$(3,695)	$(29,533)	$(13,830)
Adjusted EBITDA (in thousands)	$(4,902)	$(3,065)	$(21,331)	$(9,836)
Capital expenditures (in thousands)	$8,132	$12	$14,739	$115

MOHEGAN GAMING & ENTERTAINMENT
ADJUSTED EBITDA RECONCILIATIONS
(unaudited)

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Net income	$43,676	$25,560	$22,831	$90,667
Other (income) expense, net	—	1	(3)	17
Loss from unconsolidated affiliates	288	494	3,133	1,338
Loss on modification and early extinguishment of debt	1,094	277	74,890	484
Interest expense	27,690	33,949	86,319	102,294
Interest income	(2,784)	(2,284)	(8,362)	(6,469)

Income from operations	69,964	57,997	178,808	188,331

Adjusted EBITDA attributable to non-controlling interests	247	478	1,543	(2,225)
Pre-opening	68	—	497	—
(Gain) loss on disposition of assets	(16)	12	(107)	341
Share-based compensation	—	—	7,569	6,147
Depreciation and amortization	19,055	18,172	55,357	55,969

Adjusted EBITDA	$89,318	$76,659	$243,667	$248,563

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended June 30, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$62,630	$15,883	$—	$(12)	$68	$240	$78,809
Mohegan Sun Pocono	12,276	3,139	—	(4)	—	—	15,411
Corporate	(4,942)	33	—	—	—	7	(4,902)

Total	$69,964	$19,055	$—	$(16)	$68	$247	$89,318

	For the Three Months Ended June 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$50,520	$15,001	$—	$9	$—	$118	$65,648
Mohegan Sun Pocono	11,172	2,901	—	3	—	—	14,076
Corporate	(3,695)	270	—	—	—	360	(3,065)

Total	$57,997	$18,172	$—	$12	$—	$478	$76,659

	For the Nine Months Ended June 30, 2017
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$178,464	$46,129	$—	$(103)	$497	$984	$225,971
Mohegan Sun Pocono	29,877	9,154	—	(4)	—	—	39,027
Corporate	(29,533)	74	7,569	—	—	559	(21,331)

Total	$178,808	$55,357	$7,569	$(107)	$497	$1,543	$243,667

	For the Nine Months Ended June 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share-based Compensation	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$171,251	$46,272	$—	$327	$—	$731	$218,581
Mohegan Sun Pocono	30,910	8,894	—	14	—	—	39,818
Corporate	(13,830)	803	6,147	—	—	(2,956)	(9,836)

Total	$188,331	$55,969	$6,147	$341	$—	$(2,225)	$248,563

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, share-based compensation expense, gain or loss on disposition of assets, pre-opening costs and expenses, loss on modification and early extinguishment of debt, loss from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Gaming & Entertainment

(860) 862-8000